Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1, dated as of May 14, 2021 (this “Amendment”), to the Rights Agreement, dated as of May 19, 2020 (the “Rights Agreement”), between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Rights Agreement.

WITNESSETH

WHEREAS, the Company and the Rights Agent have executed and entered into the Rights Agreement;

WHEREAS, Section 27 of the Rights Agreement provides, among other things, that the Company may, and the Rights Agent shall, from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable;

WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person;

WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Rights Agreement as set forth herein; and

WHEREAS, pursuant to and in accordance with Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.    The definition of “Final Expiration Date” set forth in Section 1.21 of the Rights Agreement is hereby amended and restated in its entirety as follows: ““Final Expiration Date” means the Close of Business on April 15, 2022.”

2.    Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.

3.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

4.    The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

5.    This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

6.    This Amendment shall be effective as of the date first written above and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

7.    The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement, and such certification shall be deemed a certificate which complies with Section 20.2 of the Rights Agreement.

8.    By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the date first written above.

Clear Channel Outdoor Holdings, Inc.

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Rights Agreement]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the date first written above.

Computershare Trust Company, N.A.

By:	/s/ Jackie Wadsworth
Name:	Jackie Wadsworth
Title:	Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]